Exhibit 16.1
[B&W Letterhead]

February 2, 2007

United States Securities and Exchange Commission
Office of the Chief Accountant
100 F Street NE
Washington, D.C. 20549

Re: Curtis Acquisition, Inc.

Dear Sir or Madam:

We have read Curtis Acquisition, Inc.’s statements included under Item 4.01 of its Form 8-K to be filed on February 8, 2007 and we agree with the statements concerning our firm.

Very truly yours,

/s/  Beckstead & Watts, LLP
Beckstead & Watts, LLP